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                                  Exhibit 21.1

                                  SUBSIDIARIES


OPEN SYSTEM TECHNOLOGIES, INC.
H.V. JONES, INC.
SOLSOURCE COMPUTERS, INC.
OSAGE COMPUTER GROUP, INC.
OPEN BUSINESS SYSTEMS, INC.
OSGE SYSTEMS GROUP MINNESOTA, INC.
OSAGE SUPPORT CENTER, INC.